                                                                   EXHIBIT 10.34

              THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
                                   AGREEMENT

                  THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is dated as of the 30th day of June, 2003 (the "THIRD AMENDMENT EFFECTIVE DATE"), among VALLEY NATIONAL GASES, INC., a West Virginia corporation (the "COMPANY"), VALLEY NATIONAL GASES INCORPORATED, a Pennsylvania corporation ("VNGI"), VALLEY NATIONAL GASES DELAWARE, INC., a Delaware corporation ("VNGDI"), BANK ONE, NA, a national banking association having its main office in Chicago, Illinois (successor by merger with Bank One, Indiana, National Association) ("BANK ONE"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, NATIONAL CITY BANK, a national banking association, THE HUNTINGTON NATIONAL BANK, a national banking association, WESBANCO BANK, INC., SKY BANK, and FIFTH THIRD BANK (collectively, the "LENDERS"), and Bank One, as administrative and collateral agent (the "AGENT") for the Lenders from time to time parties to that certain Second Amended and Restated Credit Agreement, dated as of May 1, 2000, as amended by the Amendment to Second Amended and Restated Credit Agreement dated June 28, 2002, and by the Second Amendment to Second Amended and Restated Credit Agreement dated October 28, 2002 (the "CREDIT AGREEMENT").

                                     Recital

                  The Company has requested the Lenders to amend the Credit Agreement as provided in this Amendment. Subject to the terms and conditions stated in this Amendment, the Lenders are willing to amend the Credit Agreement as provided in this Amendment.

                                    Amendment

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the parties hereto agree as follows:

                  1. Definitions. All terms used in this Amendment that are defined in the Credit Agreement and that are not otherwise defined in this Amendment shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement, as amended by this Amendment.

                  2. Amendments to Credit Agreement. Effective as of the Third Amendment Effective Date, the Credit Agreement is amended as follows:

         (a) New Definitions. Section 1.01 of the Credit Agreement is amended by the addition of the following new definitions:

                           "Third Amendment" means the Third Amendment to Second Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date, among the Credit Parties, the Lenders, and the Agents.

                           "Third Amendment Effective Date" means June 30, 2003.

         (b)      Amended Definitions. The following definitions set forth in
         Section 1.01 of the Credit Agreement are amended and restated in their respective entireties to read as follows:

                           "Applicable LOC Fee Percentage" means the rate per annum at which the commission due on each Letter of Credit will be calculated, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

         Ratio of
Total Funded Debt to EBITDA                         Applicable LOC Fee Percentage
---------------------------                         -----------------------------
      3.50 or above                                             2.75%
       3.00 to 3.49                                            2.375%
       2.50 to 2.99                                            2.125%
       2.00 to 2.49                                             1.75%
         Below 2.00                                             1.50%

                           The Applicable LOC Fee Percentage shall be determined on the Third Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA for the Credit Parties and their respective Subsidiaries in effect on the Third Amendment Effective Date (which the Company and the Lenders agree for purposes of the Applicable LOC Fee Percentage, the Applicable Spread and the Applicable Unused Commitment Fee Percentage is greater than 3.50) and shall be redetermined, based on the Ratio of Total Funded Debt to EBITDA as of the close of each fiscal quarter of the Company ending after June 30, 2003, concurrently with each adjustment to the "Ratio of Total Funded Debt to EBITDA" (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable LOC Fee Percentage to be effective as and for the period provided in the definition of "Ratio of Total Funded Debt to EBITDA."

                           "Applicable Spread" means the percentage per annum to be taken into account in determining any LIBOR-based Rate and any Prime-based Rate as provided in this Agreement, which number shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

Ratio of Total Funded            If Determining a           If Determining a
   Debt to EBITDA                Prime-based Rate           LIBOR-based Rate
---------------------            ----------------           ----------------
    3.50 or above                     0.875%                      2.75%
    3.00 to 3.49                      0.625%                     2.375%
    2.50 to 2.99                      0.375%                     2.125%
    2.00 to 2.49                          0%                      1.75%
   less than 2.00                         0%                      1.50%

                           The Applicable Spread shall be determined on the Third Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA for the Credit Parties and their respective Subsidiaries in effect on the Third Amendment Effective Date, as provided in the definition of "Applicable LOC Fee Percentage" in this Agreement, and shall be redetermined, based on the Ratio of Total Funded Debt to EBITDA as of the close of each fiscal quarter of the Company ending after June 30, 2003, concurrently with each adjustment to the "Ratio of Total Funded Debt to EBITDA" (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread be effective as and for the period provided in the definition of "Ratio of Total Funded Debt to EBITDA."

                           "Applicable Unused Commitment Fee Percentage" means the percentage per annum determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

         Ratio of
Total Funded Debt to EBITDA                Applicable Unused Commitment Fee Percentage
---------------------------                -------------------------------------------
      3.50 or above                                        0.50%
       3.00 to 3.49                                       0.375%
       2.50 to 2.99                                       0.375%
       2.00 to 2.49                                        0.35%
         Below 2.00                                        0.30%

                           The Applicable Unused Commitment Fee Percentage shall be determined on the Third Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Third Amendment Effective Date, as provided in the definition of "Applicable LOC Fee Percentage" in this Agreement, and shall be redetermined, based on the Ratio of Total Funded Debt to EBITDA as of the close of each fiscal quarter of the Company ending after June 30, 2003, concurrently with each adjustment to the "Ratio of Total Funded Debt to EBITDA" (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Unused Commitment Fee Percentage to be effective as and for the period provided in the definition of "Ratio of Total Funded Debt to EBITDA."

                           "EBITDA" means, with respect to the Credit Parties and their respective Subsidiaries for any period, the amount of Consolidated Net Income, plus, without duplication and to the extent deducted in determining the amount of Consolidated Net Income, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation, (iv) amortization expense (all determined in accordance with GAAP), (v) for the calendar quarter ending March 31, 2003, and any period which includes such calendar quarter, extraordinary charges not in excess of $577,000.00 identified on Exhibit B attached hereto as taken during the calendar quarter ending March 31, 2003, and (vi) for the calendar quarter ending June 30, 2003, and any period which includes such calendar quarter, extraordinary charges not in excess of $4,165,000.00 identified on Exhibit B attached hereto as taken during the calendar quarter ending June, 2003.

                           For purposes of determining EBITDA for the Credit Parties and their respective Subsidiaries on a pro forma basis to determine the effect of a New Acquisition on compliance with the covenants in subsections 5.01(g) of this Agreement (excluding the covenant in subsection 5.01(g)(2) of this Agreement), to determine whether the Qualification Conditions to any New Acquisition have been satisfied, and to determine the Applicable Spread, the Applicable LOC Fee Percentage and the Applicable Unused Commitment Fee Percentage for any period of twelve (12) months or four fiscal quarters of the Company that ends ("PERIOD ENDING DATE"): (i) on any New Acquisition Closing Date, EBITDA for such period will be deemed to include the Additional EBITDA Amount calculated with respect to the Related Business Entity acquired (or assumed to be acquired) on such New Acquisition Closing Date; and (ii) within one year after any New Acquisition Closing Date, EBITDA for such period will be deemed to include an amount equal to (A) the Additional EBITDA Amount calculated with respect to the Related Business Entity acquired on such New Acquisition Closing Date, minus (B) 1/12 of such Additional EBITDA Amount for each full calendar month that has elapsed between such New Acquisition Closing Date and the Period Ending Date, minus (c) 1/30 of such Additional EBITDA Amount for each day of any partial calendar month that has elapsed between such New Acquisition Closing Date and the Period Ending Date.

                           "Maximum Availability" means $67,500,000.00 or such greater amount as may be established pursuant to
                           Section 2.02(g) of this

                           Agreement. If an Event of Default or an Unmatured Event of Default has occurred and is continuing and the Agent shall have notified the Company of the election of the Required Lenders to take any action specified in Section 7.02 of this Agreement, the Maximum Availability shall be automatically reduced to zero (0) dollars without any action on the part of or the giving of any additional notice to the Company by the Lenders or the Agent.

                  (c)      Amendment of Section 2.02 (b). The first sentence of
                  Section 2.02 (b) of the Credit Agreement is amended and restated in its entirety to read as follows: "The obligation of the Company to repay the Revolving Loans shall be evidenced by promissory notes executed by the Company to each of the Revolver Lenders in the form of Exhibit A attached to the Third Amendment (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "REVOLVING NOTES").

                  (d) Amendment of Section 5.01(g)(2). Section 5.01(g)(2) of the Credit Agreement is amended and restated in its entirety to read as follows:

                                    (2)      Fixed Charge Coverage Ratio. As of
                                    the close of each fiscal quarter of the
                                    Company ending on or after the Third
                                    Amendment Effective Date, the Credit Parties and their respective Subsidiaries, for the period of the four consecutive fiscal quarters which end on such close, shall have a Fixed Charge Coverage Ratio of not less than: (i) 1.10:1 through June 29, 2004, and
                                    (ii) 1.15:1 on June 30, 2004, and
                                    thereafter.

                  (e) Amendment of Section 5.01(g)(3). Section 5.01(g)(3) of the Credit Agreement is amended and restated in its entirety to read as follows:

                                    (3)      Ratio of Total Funded Debt to
                                    EBITDA. As of the close of each fiscal
                                    quarter of the Company ending on or after the Third Amendment Effective Date, the Credit Parties and their respective Subsidiaries, for the period of the four consecutive fiscal quarters which end on such close, shall have a Ratio of Total Funded Debt to EBITDA of not greater than
                                    (i) 3.75:1 through March 30, 2004, (ii)
                                    3.50:1 on March 31, 2004, through June 29,
                                    2004, (iii) 3.25:1 on June 30, 2004, through
                                    September 29, 2004, (iv) 3.00:1 on September
                                    30, 2004, through December 30, 2004, and (v)
                                    2.75:1 on and after December 31, 2004.

                  (f) Amendment of Section 5.02 (e). Section 5.02 (e) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (e) Mergers, Consolidations, Sales, Acquisition or Formation of Subsidiaries. Neither the Credit Parties nor any of their respective Subsidiaries nor any Guarantor shall (i) be a party to any consolidation or to any merger or purchase the capital stock of or otherwise acquire any equity interest in any other business entity other than (A) with the approval of the Agent, New Acquisitions (with respect to the Company only) made after the Third Amendment Effective Date and on or prior to June 30, 2004, provided that the purchase price in respect of any such New Acquisition is not in excess of $300,000.00, and provided further that the aggregate purchase prices of all New Acquisitions during such period is not in excess of $600,000.00, and (B) New Acquisitions (with respect to the Company only) made after June 30, 2004, (ii) acquire any material part of the assets of any other business entity other than New Acquisitions (with respect to the Company only) permitted by the preceding clause (i), except in the ordinary course of business and excepting Short-Term Real Estate Sales, or (iii) sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. VNGI shall not cause to be created or otherwise acquire any Subsidiary other than VNGDI without the prior written consent of the Agent and the Required Lenders. VNGDI shall not cause to be created or otherwise acquire any Subsidiary other than the Company without the prior written consent of the Agent and the Required Lenders. The Company shall not cause to be created or otherwise acquire any Subsidiary without the prior written consent of the Agent and the Required Lenders, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing sentence, the Company shall not consummate any New Acquisition which would cause a new Subsidiary of the Company to exist without the prior written consent of the Agent and the Required Lenders, and if such consent is given, concurrently with or within sixty (60) days following consummation of such New Acquisition: (i) the Company shall amend the Company Pledge Agreement to include a pledge of and security interest and Lien in and to all of the capital stock of such Subsidiary as provided in Section 4.01(f) of this Agreement, and deliver to the Agent, for the benefit of the Lenders and the Agent, all of the original stock certificates of such Subsidiary, together with executed blank stock powers therefor; and (ii) such Subsidiary shall become a Guarantor and shall execute and deliver in favor of the Agent, for the benefit of the Lenders and the Agent, a Subsidiary Guaranty and Subsidiary Security Agreement as provided in Section 4.01(f) of this Agreement. No Subsidiary of the Company shall cause to be created or otherwise acquire any Subsidiary without the prior written consent of the Agent and the Required Lenders.

                  3. Representations and Warranties. The Credit Parties jointly and severally represent and warrant to the Lenders that:

         (a) (i) The execution, delivery and performance of this Amendment by the Credit Parties have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Credit Parties, the articles of incorporation or by-laws of any of the Credit Parties, or result in a breach of or constitute a default under any material agreement, lease or instrument to which any of the Credit Parties is a party or by which any of the Credit Parties or any of the properties of any of the Credit Parties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality or any other Person is or will be necessary for the valid execution, delivery or performance by any of the Credit Parties of this Amendment; and (iii) this Amendment is the legal, valid and binding obligation of each of the Credit Parties, as a signatory thereto, and is enforceable against each of the Credit Parties in accordance with its terms.

         (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Section 3 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of execution of this Amendment, except that the reference to the Financial Statements in Section 3.01(d) of the Credit Agreement shall be to the most recent financial statements of the Company and its Subsidiaries provided to the Bank prior to the date hereof.

         (c) After giving effect to the amendments contained in this Amendment, no Default or Unmatured Default has occurred and is continuing or will exist under the Credit Agreement.

                  4. Conditions. The obligation of the Lenders and the Agent to perform this Amendment shall be subject to full satisfaction of the following conditions precedent:

         (a) The Credit Parties shall have delivered to the Agent copies of such corporate documents and resolutions of the Credit Parties as the Agent may request evidencing necessary action by the Credit Parties to obtain necessary authorization for the execution and performance of this Amendment and all other agreements or documents delivered pursuant hereto as the Agent may request, each certified as of the date of execution of this Amendment.

         (b) This Amendment shall have been duly executed by each of the Credit Parties and the Required Lenders and delivered to the Agent.

         (c) The Company shall have executed and delivered to the Agent Revolving Notes payable to each of the Revolver Lenders in form and substance the same as Exhibit A to this Amendment.

         (d) The Company shall have paid to the Agent, for the account of the Lenders, a waiver fee in the amount of $80,250.00.

         (d) The Company shall have paid all costs and expenses incurred by the Agent in connection with the negotiation, preparation and closing of this Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Baker & Daniels, special counsel to the Agent.

         (e) The Agent shall have received such additional agreements, documents and certifications, as may be reasonably requested by the Required Lenders.

                  5. Guarantor Consent/Affirmation. VNGI and VNDGI, in their respective capacities as a Guarantor under the Guaranties, by their execution of this Amendment, expressly consent to the execution, delivery and performance by the Company and the Agent of this Amendment, and agree that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of their respective guaranty obligations or provide a defense, set off, or counter claim to any of them with respect to any of their respective guaranty obligations under any of the Guaranties or other Loan Documents. VNGI and VNDGI each affirms to the Lenders and the Agent that its Guaranty remains in full force and effect and is its valid and binding obligation.

                  6. Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Lenders, the Agent, and their respective successors and assigns and legal representatives.

                  7. Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any person. The Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

                  8. Further Agreements and Acknowledgments. The Credit Parties hereby further acknowledge and agree that:

         (a) Neither the provisions of this Amendment nor any actions taken or not taken pursuant to or in reliance upon the terms of this Amendment shall constitute a novation of any of the Loan Documents, all of which remain in full force and effect in accordance with their respective terms, as amended to date; and

         (b) Neither this Amendment, nor any action taken by the Lenders or the Agent pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of the Lenders with respect to any Collateral or other security which now or hereafter secures payment or performance of the Obligations or any part thereof, or establish or be deemed to establish any precedent or course of dealing with respect to any matter.

                  9. Counterparts. This Amendment may be executed, by original or facsimile signatures, in two or more counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.

                  IN WITNESS WHEREOF, the Credit Parties, the Required Lenders and the Agent have caused this Amendment to be duly executed and delivered by their respective authorized signatories as of the 30th day of June, 2003.

                                    VALLEY NATIONAL GASES, INC.,
                                    a West Virginia corporation

                                    By:   /s/ Robert D. Scherich
                                       -----------------------------------------
                                              Robert D. Scherich, CFO

                                    VALLEY NATIONAL GASES INCORPORATED
                                    a Pennsylvania corporation

                                    By:   /s/ Robert D. Scherich
                                       -----------------------------------------
                                              Robert D. Scherich, CFO

                                    VALLEY NATIONAL GASES DELAWARE,
                                    INC., a Delaware corporation

                                    By:   /s/ Robert D. Scherich
                                       -----------------------------------------
                                              Robert D. Scherich, CFO

                                    BANK ONE, NA, as Lender and as Agent

                                    By:   /s/ Robert E. McElwain
                                       -----------------------------------------
                                    Printed:  Robert E. McElwain
                                    Title:    First Vice President

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    By:      /s/ Margaret C. Dierkes
                                       -----------------------------------------

                                    Printed: Margaret C. Dierkes

                                    Title:   Assistant Vice President

                                    NATIONAL CITY BANK, as Lender and as
                                    Syndication Agent

                                    By:      /s/ R E Slater
                                       -----------------------------------------

                                    Printed: Reese Slater

                                    Title:   Vice President

                                    THE HUNTINGTON NATIONAL BANK, as
                                    Lender and as Documentation Agent

                                    By:      /s/ Mark A. Scurci
                                       -----------------------------------------

                                    Printed: Mark A. Scurci

                                    Title:   Vice President

                                    WESBANCO BANK, INC.

                                    By:  /s/ David L. Pell
                                       -----------------------------------------

                                    Printed: David L. Pell

                                    Title:   Senior Vice President

                                    SKY BANK

                                    By:      /s/ Gregory J. Agresta
                                       -----------------------------------------

                                    Printed:     Gregory J. Agresta

                                    Title:       Senior  Vice President

                                    FIFTH THIRD BANK

                                    By:     /s/ C. S. Helmeci
                                       -----------------------------------------

                                    Printed:    Christopher S. Helmeci

                                    Title:      Vice President